UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 17, 2011

3D SYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

On May 17, 2011, we held our annual meeting of stockholders. At the annual meeting, our stockholders:

(i) elected the whole Board of Directors to serve until the next annual meeting and until their successors are duly elected and qualified;

(ii) approved on an advisory basis our proposed say-on-pay proposal relating to the compensation of our named executive officers;

(iii) approved on an advisory basis our Board of Directors’ recommendation for a triennial say-on-pay advisory vote; and

(iv) ratified the selection of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2011.

A total of 22,976,309 shares of Common Stock were present in person or by proxy at the meeting, representing approximately 92.39% of the voting power of the Company entitled to vote.

The votes cast on the matters that were brought before the annual meeting, including non-votes where applicable, were as set forth below:

	Number of Votes
	In Favor	Withheld	Non-Votes
Nominees for Election to Board of Directors:
William E. Curran	15,991,834	84,091	6,900,384
Charles W. Hull	15,945,710	130,215	6,900,384
Jim D. Kever	15,954,196	121,729	6,900,384
G. Walter Loewenbaum, II	15,738,813	337,112	6,900,384
Kevin S. Moore	15,968,688	107,237	6,900,384
Abraham N. Reichental	15,973,070	102,855	6,900,384
Daniel S. Van Riper	15,986,319	89,606	6,900,384
Karen E. Welke	15,981,419	94,506	6,900,384

	For	Against	Abstentions	Non-Votes
Advisory vote on executive compensation	15,860,524	72,599	142,802	6,900,384

	One Year	Two Years	Three Years	Abstentions	Non-Votes
Advisory vote on frequency of say-on-pay vote	7,481,862	132,909	8,267,105	194,049	6,900,384

	For	Against	Abstentions
Ratification of BDO USA, LLP as our Independent Registered Public Accounting Firm	22,921,113	17,611	37,585

At a meeting held in conjunction with the Annual Meeting, our Board of Directors reviewed the results of the advisory vote on executive compensation and the advisory vote on the frequency of say-on-pay votes set forth above.  The Board noted that 98.66% of the shares of Common Stock voted on our say-on-pay proposal were cast in favor of that proposal.  Of the votes cast on the frequency proposal, 51.43% were cast in favor of the Board’s recommendation of a triennial say-on-pay vote, 46.53% were cast in favor of an annual say-on-pay vote and that the remaining 2.04% of the votes either abstained or were cast in favor of a biennial say-on-pay vote; 6.9 million shares of Common Stock did not vote.

In light of these results, the Board adopted a policy of holding a triennial say-on-pay vote in accordance with applicable law.  That policy will be included in our Corporate Governance Guidelines, which are published on our web site at www.3dsystems.com.  Accordingly, unless otherwise determined by our Board of Directors or required by applicable law, an advisory say-on-pay vote will next be submitted to the stockholders at the 2014 Annual Meeting, which as provided for by our By-Laws is expected to be held in May 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: May 17, 2011
By: /s/ Robert M. Grace, Jr.
(Signature)
Name: Robert M. Grace, Jr.
Title: Vice President, General Counsel and Secretary